Exhibit 99.1

ADOMANI® Announces Intention to Move to OTCQX®

ADOMANI has applied for its common stock to be listed for trading on the OTCQX® Best Market following the delisting of its securities from The NASDAQ Capital Market.

CORONA, CA / ACCESSWIRE / August 14, 2019 / ADOMANI, Inc. (“ADOMANI”) (NASDAQ: ADOM), a provider of advanced zero-emission electric and hybrid vehicle drivetrain solutions and purpose-built electric vehicles, was notified today by the staff (the “Staff”) of the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) that NASDAQ has initiated proceedings to delist ADOMANI’s common stock from trading on The NASDAQ Capital Market due to ADOMANI’s failure to regain compliance with the $1.00 minimum bid price requirement for continued listing pursuant to Listing Rule 5550(a)(2) of The NASDAQ Stock Market within the applicable compliance period.

ADOMANI has discussed with the Staff the procedures for appealing the Staff’s determination to the NASDAQ Hearings Panel in accordance with the applicable Listing Rules of The NASDAQ Stock Market and, based on such discussions and the fact that ADOMANI has unsuccessfully solicited the requisite approval of its stockholders to effect a reverse stock split at each of the last two annual meetings of its stockholders, it is ADOMANI assessment that it is unlikely ADOMANI would be successful in such proceedings and, as such, ADOMANI does not intend to appeal the Staff’s determination. Accordingly, it is expected that the trading of ADOMANI’s common stock will be suspended by NASDAQ at the opening of business on August 22, 2019, and that NASDAQ will file a Form 25-NSE with the Securities and Exchange Commission on such date to effect the removal of ADOMANI’s securities from listing and registration on NASDAQ.

ADOMANI has submitted an application for listing on the OTCQX® Best Market and, pending the completion of the application process and its acceptance by the OTC Markets Group, ADOMANI intends for its common stock to be listed for trading on the OTCQX under its current trading symbol “ADOM”. Following the completion of the delisting from NASDAQ, ADOMANI will remain a reporting company under the Securities Exchange Act of 1934 and continue to be subject to the public reporting requirements of the Securities and Exchange Commission. ADOMANI does not expect that the contemplated delisting or subsequent transition to the OTC Markets will affect its business or operations.

About ADOMANI®

ADOMANI, Inc. is a provider of zero-emission electric and hybrid vehicle drivetrain systems for integration in new school buses and medium to heavy-duty commercial fleet vehicles, as well as re-power conversion kits for the replacement of drivetrain systems in combustion-powered vehicles. ADOMANI is also a provider of new zero-emission electric and hybrid vehicles focused on reducing the total cost of vehicle ownership, and helps fleet operators unlock the benefits of green technology and address the challenges of traditional fuel price instability and local, state and federal environmental regulatory compliance. For more information, visit www.ADOMANIelectric.com

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. While they are based on the current expectations and beliefs of management, such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from the expectations expressed in this press release, including the risks and uncertainties disclosed in reports filed by ADOMANI with the Securities and Exchange Commission, all of which are available online at www.sec.gov. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed” and similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, ADOMANI undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Investor Relations Contacts:

ADOMANI, Inc.

Kevin Kanning, VP Investor Relations

Telephone: (650) 533-7629

Email: kevin.k@ADOMANIelectric.com

Michael K. Menerey, Chief Financial Officer

Telephone: (951) 407-9860 ext. 205

Email: mike.m@ADOMANIelectric.com

Renmark Financial Communications, Inc.

Joshua Lavers: jlavers@renmarkfinancial.com
Telephone: (416) 644-2020, ext 3409 or (514) 939-3989